Exhibit 4.51

NOTE PURCHASE AGREEMENT

Dated as of May 10, 2012

among

TAL ADVANTAGE IV LLC
as Issuer

TAL INTERNATIONAL CONTAINER CORPORATION
as Manager

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO SECURITIES, LLC

NOMURA SECURITIES INTERNATIONAL, INC.

SUNTRUST ROBINSON HUMPHREY, INC.

RBC CAPITAL MARKETS, LLC

RBS SECURITIES INC.

as Initial Purchasers

(TAL ADVANTAGE IV LLC -
FIXED RATE SECURED NOTES, SERIES 2012-1)

i

NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with its terms, the “Agreement”), dated as of May 10, 2012, by and among:

(1)           TAL ADVANTAGE IV LLC, a Delaware limited liability company, as issuer under the Indenture (defined below) and the Series 2012-1 Supplement (defined below) (together with its successors and permitted assigns, the “Issuer”);

(2)           TAL INTERNATIONAL CONTAINER CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the “Manager”);

(3)           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation, as an Initial Purchaser (together with its successors and assigns, “MLPFS”);

(4)           WELLS FARGO SECURITIES, LLC, a Delaware limited liability company, as an Initial Purchaser (together with its successors and assigns, “WFS”);

(5)           NOMURA SECURITIES INTERNATIONAL, INC., a Delaware corporation, as an Initial Purchaser (together with its successors and assigns, “NSI”);

(6)           SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as an Initial Purchaser (together with its successors and assigns, “STRH”);

(7)           RBC CAPITAL MARKETS, LLC, a Minnesota limited liability company, as an Initial Purchaser (together with its successors and assigns, “RBC”); and

(8)           RBS SECURITIES INC., a Delaware corporation, as an Initial Purchaser (together with its successors and assigns, “RBS” and, collectively with MLPFS, WFS, NSI, STRH and RBC, the “Initial Purchasers”).

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.           Definitions.

(a)           Certain capitalized terms used throughout this Agreement are defined above or in this Section 1(a).  In addition, capitalized terms used but not defined herein have the meanings given to such terms in Appendix A to the Indenture, dated as of June 28, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), or, if not defined therein, as defined in the Series 2012-1 Supplement, dated as of May 22, 2012, by and between the Issuer and the Indenture Trustee (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2012-1 Supplement”), issued pursuant to the terms of the Indenture.

(b)                                 As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Act:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Additional Disclosure Document:  Any written information prepared by, or on behalf of, the Issuer for delivery to prospective Series 2012-1 Noteholders, other than the Preliminary Offering Memorandum and the Offering Memorandum.  None of the Transaction Documents shall be deemed to constitute an Additional Disclosure Document.  For the avoidance of doubt, each of the investor cash flow reports described on Exhibit A hereto shall constitute an Additional Disclosure Document.

Affiliate:  This term has the meaning set forth in Appendix A to the Indenture.

Authorized Signatories:  Any Person designated by written notice delivered to the Indenture Trustee as authorized to execute documents and instruments on behalf of a Person.

Closing Date:  This term has the meaning set forth in Section 4 hereof.

Code:  Internal Revenue Code of 1986, as amended.

Commission:  The United States Securities and Exchange Commission.

Container:  This term has the meaning set forth in Appendix A to the Indenture.

Definitive Note:  This term has the meaning set forth in Appendix A to the Indenture.

Depositary:  The Depository Trust Company, until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary under the Indenture.

Early Amortization Event:  This term has the meaning set forth in Section 1201 of the Indenture.

ERISA:  Employee Retirement Income Security Act of 1974, as amended.

Event of Default:  This term has the meaning set forth in Section 801 of the Indenture.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Global Notes:  This term has the meaning set forth in Appendix A to the Indenture.

Indenture:  This term shall have the meaning set forth in Section 1(a) hereof.

Indenture Trustee:  This term shall have the meaning set forth in Section 1(a) hereof.

Initial Purchaser Information:  This term has the meaning set forth in Section 13 hereof.

Initial Purchaser:  This term has the meaning set forth in the preamble hereto.

Institutional Accredited Investors:  This term has the meaning set forth in Section 2(f) hereof.

Investment Company Act:  The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Loss:  This term has the meaning set forth in Section 10(a) hereof.

Manager Report:  This term has the meaning set forth in Appendix A to the Indenture.

Noteholder:  The Person in whose name a Note is registered in the Note Register maintained by the Indenture Trustee pursuant to Section 205 of the Indenture.

Notes:  The Fixed Rate Secured Notes, Series 2012-1, issued by the Issuer pursuant to the terms of the Series 2012-1 Supplement.

Offering Memorandum:  This term has the meaning set forth in Section 2(d) hereof.

Person:  An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

Preliminary Offering Memorandum:  This term has the meaning set forth in Section 2(d) hereof.

Proceeding:  This term has the meaning set forth in Section 10(a) hereof.

Qualified Institutional Buyer:  This term has the meaning set forth in Rule 144A.

Rating Agency:  S&P and any other rating agency that has been requested to issue a rating with respect to the Notes.

Regulation S:  This term has the meaning set forth in Section 2(f) hereof.

Related Assets:  This term has the meaning set forth in Appendix A to the Indenture.

Rule 144A:  Rule 144A under the Act, as such rule may be amended from time to time.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Series 2012-1 Supplement:  This term has the meaning set forth in Section 1(a) hereof.

TAL Fleet:  The Manager’s fleet of Managed Containers.

TAL Person:  This term has the meaning set forth in Section 8(f) hereof.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

United States:  The United States of America.

(c)           All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in the UCC in effect in the State of New York and not specifically defined herein, are used herein as defined therein.

(d)           Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 2.           The Notes.  (a) Subject to the terms and conditions herein contained, the Issuer proposes to sell to the Initial Purchasers Two Hundred Fifty Million Dollars ($250,000,000) aggregate principal amount of the Notes, as more fully described in Section 4.  The terms of the Notes are more fully set forth in the Offering Memorandum.

(b)           The Notes are to be issued under the Series 2012-1 Supplement issued pursuant to the Indenture.

(c)           The Notes shall be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions thereunder.

(d)           In connection with the sale of the Notes, the Issuer has prepared a preliminary offering memorandum dated May 3, 2012 (the “Preliminary Offering Memorandum”) and a final Offering Memorandum dated May 10, 2012 (the “Offering Memorandum”), which shall each be in form and substance satisfactory to the Initial Purchasers. All references to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include all attachments thereto.

(e)           The Issuer hereby expressly authorizes the Initial Purchasers to use the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, as they may at any time have been or may be amended or supplemented by the Issuer, in connection with the offer and sale of the Notes. The Issuer hereby ratifies and affirms all distributions of the Additional Disclosure Documents and the Preliminary Offering Memorandum by the Initial Purchasers prior to the date of this Agreement and authorizes the Initial Purchasers to distribute the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and sale of the Notes, provided that, in each case, such distributions were made only to Persons reasonably believed by the Initial Purchasers to be (i) Qualified Institutional Buyers, (ii) Institutional Accredited Investors that deliver a Purchaser Letter in the form of Annex A to the Offering Memorandum, or (iii) certain Persons to whom the offer and sale of the Notes may be made without registration under the Act in reliance upon Regulation S.  The Issuer also hereby expressly authorizes the Initial Purchasers to distribute to Persons with the aforementioned qualifications copies of the Series 2012-1 Transaction Documents and of opinion letters and other documents delivered in connection with the execution of the Series 2012-1 Transaction Documents, in connection with the offer and sale of the Notes if requested by such Persons.

(f)            The Issuer understands that the Initial Purchasers propose to resell the Notes, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, on the terms and in the manner set forth in the Offering Memorandum to Persons that the Initial Purchasers reasonably believe to be (i) Qualified Institutional Buyers, in transactions under Rule 144A, (ii) institutional “accredited investors” (“Institutional Accredited Investors”), as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Act that deliver a Purchase Letter in the form of Annex A to the Offering Memorandum in private sales exempt from registration under the Act, or (iii) certain Persons to whom the offer and sale of the Notes may be made without registration under the Act in reliance upon Regulation S under the Act (“Regulation S”).  Any Notes sold to Institutional Accredited Investors shall be represented by one or more Definitive Notes.

SECTION 3.           Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Initial Purchasers that as of the date hereof and as of the Closing Date:

(a)           (A) At 2:00 p.m. on May 3, 2012, the time of the first contract of sale by the Initial Purchasers for any notes (the “Time of Sale”) and as of its date, the Additional Disclosure Documents and the Preliminary Offering Memorandum did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (B) the Offering Memorandum, as of its date and as of the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from the Initial Purchaser Information (as defined in Section 13).

(b)           The statements in the Offering Memorandum under the captions “Description of the Management Agreement,” “Description of the Contribution and Sale Agreement,” “Description of the Series 2012-1 Notes and the Indenture” and “Description of the Transition Agent Agreement,” insofar as they purport to constitute a summary of the principal terms of the Notes and the Series 2012-1 Transaction Documents conform in all material respects to the terms of the Notes and the Series 2012-1 Transaction Documents.

(c)           The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.  The Issuer is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect upon the Issuer or the ability of the Issuer to perform any of its obligations under any Series 2012-1 Transaction Document to which it is a party.

(d)           The Issuer has all necessary limited liability company power and authority to execute and deliver the Notes.  Each Note has been duly and validly authorized by the Issuer and, from and after the date on which such Note is executed by the Issuer and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and the Series 2012-1 Supplement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, shall be validly issued and outstanding and shall constitute a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(e)           The Issuer has all necessary limited liability company power and authority to execute and deliver this Agreement and the other Series 2012-1 Transaction Documents to which it is a party; and the Issuer is and will continue to be authorized to perform its obligations under the Indenture, this Agreement and the other Series 2012-1 Transaction Documents.  The execution, delivery and performance by the Issuer of this Agreement and the other Series 2012-1 Transaction Documents to which it is a party and the transactions thereunder do not require any consent or approval of any Governmental Authority, stockholder or any other Person, other than any such consents or approvals that have been obtained on or prior to the 2012-1 Closing Date or which the failure to obtain would not reasonably be expected to result in a Material Adverse Change.

(f)            This Agreement is, and each Series 2012-1 Transaction Document to which the Issuer is a party, when duly executed and delivered by each of the parties thereto, will be, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(g)           This Agreement has been duly and validly executed and delivered by the Issuer.

(h)           The execution, delivery and performance of this Agreement and each of the other Series 2012-1 Transaction Documents by the Issuer and the execution, delivery and payment of the Notes by the Issuer will not: (a) contravene any provision of the Issuer’s certificate of formation or limited liability company agreement; or (b) assuming the accuracy of the representations and warranties of the other parties hereto or thereto and the performance by those parties of their agreements and obligations herein or therein, contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority having jurisdiction over the Issuer; or (c) violate or result in the breach of, or constitute a default under the Indenture, the other Series 2012-1 Transaction Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected; except for, in the cases of clauses (a), (b) or (c) above, any such contravention, conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(i)            Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Issuer, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality (i) that asserts the invalidity of this Agreement or any other Series 2012-1 Transaction Document, or (ii) if determined adversely to the Issuer would individually or in the aggregate have a material and adverse effect on the ability of the Issuer to perform any of its obligations under the Series 2012-1 Transaction Documents to which it is a party.

(j)            The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board. None of the proceeds to the Issuer of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under the Series 2012-1 Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X.  The Issuer will not take or permit any agent acting on its behalf to take any action which might cause the Notes or any document or instrument delivered by the Issuer pursuant to the Series 2012-1 Supplement to violate any regulation of the Federal Reserve Board.

(k)           The Issuer is not: an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The issuance of the Notes hereunder and the application of the proceeds thereof by the Issuer and the performance of the transactions contemplated by the Indenture, the Series 2012-1 Supplement and the other Series 2012-1 Transaction Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(l)            None of the Issuer, any of its Affiliates or any Person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to any Notes (provided that no representation is made as to the actions of the Initial Purchasers or any Person acting on their behalf).  The Issuer, its Affiliates and any Person acting on its or their behalf (provided that no representation is made as to the actions of the Initial Purchasers or any Person acting on their behalf) have complied with the offering restrictions and the requirements of Regulation S in connection with any offering of Notes outside the United States.

(m)          Assuming the representations and warranties of the Initial Purchasers in Section 9 are true and assuming the compliance by each Initial Purchaser with its covenants and agreements set forth herein, it is not necessary to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the initial sale of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or for the initial resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement.

(n)           On the date hereof and the Closing Date, (i) each of the representations and warranties of the Issuer that is set forth in this Agreement, the Indenture or the other Series 2012-

1 Transaction Documents is and shall be true and correct in all material respects (except to the extent that such representations or warranties specifically relate to an earlier date), and (ii) the Issuer is not and shall not be in breach, in any material respect, of any covenant or agreement set forth in this Agreement, the Indenture or any other Series 2012-1 Transaction Document.

(o)           No Event of Default or Early Amortization Event has occurred and is continuing.  No event or condition that with notice or the passage of time (or both) could reasonably be expected to constitute an Event of Default or Early Amortization Event has occurred or is continuing.

(p)           The Notes meet the eligibility requirements of Rule 144A(d)(3) of the Act.

(q)           Neither the Issuer nor any of its Affiliates has purchased, or is purchasing, any Notes.

(r)            The Issuer has not engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Notes (as those terms are used in Regulation D under the Act).

(s)           As of the Closing Date, the representations and warranties made by the Issuer in the Transaction Documents or made by the Issuer in any certificate delivered pursuant to the Transaction Documents are true and correct in all material respects unless such representation or warranty relates solely to an earlier date in which case such information shall be true and correct on such earlier date.

(t)            Except for the Initial Purchasers, neither the Issuer nor the Manager has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Issuer nor the Manager is under any obligation to pay any broker’s fee or commission in connection with such sale.

(u)           The Issuer agrees that it and each of its Affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  The Issuer agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

SECTION 3A.             Representations and Warranties of the Manager.

(a)           The Manager represents and warrants to the Initial Purchasers that as of the date hereof and as of the Closing Date: (i) each of the representations and warranties of the Manager that is set forth in the Series 2012-1 Transaction Documents to which it is a party is and shall be true and correct in all material respects (unless such representation or warranty specifically relates to an earlier date in which case it will be true and correct in all material respects as of such earlier date), and (ii) the Manager is not and shall not be in breach, in any material respect, of any of its covenants or agreements set forth in this Agreement or any other Series 2012-1 Transaction Document to which it is a party.

(b)           In its capacity as sponsor, the Manager has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization (as defined in the Exchange Act) hired by the Manager to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act.  The Manager has complied with, and has caused the Issuer to comply with, and will comply with, and will cause the Issuer to comply with, the 17g-5 Representation (other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes).

SECTION 4.           Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, Issuer agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees to purchase from the Issuer, on the Closing Date, the principal amount of the Notes set forth on Schedule I hereto opposite the name of such respective Initial Purchaser.  The Notes are to be purchased by the Initial Purchasers at a purchase price equal to 99.96150% of the aggregate principal amount thereof.  Except for any Notes issued to Institutional Accredited Investors which Notes shall be issued as Definitive Notes, the Notes shall be Book-Entry Notes, and shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company.  The delivery of and payment for the Notes shall be made at the offices of SNR Denton US LLP, at 10:00 a.m., New York time on May 22, 2012 or at such other place, time or date as the Initial Purchasers and the Issuer may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”. The Issuer shall make copies of the Notes available for checking by the Initial Purchasers at the offices of the Initial Purchasers at least 24 hours prior to the Closing Date. The purchase price of the Notes paid by the Initial Purchasers shall be remitted by wire transfer to the Indenture Trustee.

SECTION 5.           Offering by the Initial Purchasers.

(a)           The Initial Purchasers propose to make an offering of the Notes, upon the terms set forth in the Offering Memorandum, as soon as practicable after this Agreement is entered into and as in their judgment is advisable. During the period from the date of this Agreement until the earlier of (i) the date on which the Initial Purchasers shall have completed the initial resale of all of the Notes and (ii) 90 days after the date of this Agreement, the Issuer agrees to reasonably assist the Initial Purchasers in any marketing of the Notes and (promptly upon request) to provide all information reasonably deemed necessary by the Initial Purchasers in such marketing. In addition, during such period the Issuer shall use commercially reasonable efforts to make appropriate officers and representatives of the Issuer available to participate in information meetings for potential investors at such times and places as the Initial Purchasers may reasonably request.

(b)           The Issuer acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other

Person.  Additionally, the Initial Purchasers are not advising the Issuer or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Issuer with respect thereto.  Any review by the Initial Purchasers of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuer.

(c)           The Issuer acknowledges and agrees that:

(i)            the Issuer has been advised that each Initial Purchaser and its Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and

(ii)           the Issuer waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Initial Purchasers shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.

SECTION 6.           Covenants of the Issuer.  The Issuer covenants and agrees with the Initial Purchasers that:

(a)           The Issuer shall not amend or supplement the Offering Memorandum or any amendment thereof or supplement thereto unless the Initial Purchasers previously shall have been advised thereof and been furnished a copy thereof prior to the proposed amendment or supplement and shall not have reasonably objected in writing within five (5) Business Days after being furnished a copy thereof.  If, at any time during the period beginning on the date hereof and ending on the earlier of (i) the date on which Initial Purchasers shall have completed the initial resale of all of the Notes and (ii) ninety (90) days after the date of this Agreement, any event occurs as a result of which the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum to comply with any Applicable Law, the Issuer shall promptly notify the Initial Purchasers thereof and shall prepare and deliver to the Initial Purchasers, at the expense of the Issuer, an amendment of or supplement to the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum which will correct such statement or omission or effect such compliance.

In the event that the Initial Purchasers shall incur any costs in connection with the reformation of a contract of sale with any investor that received a Preliminary Offering Memorandum or an Offering Memorandum that contains or contained any untrue statement of material fact or failed to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer and the Manager jointly and severally agree to reimburse the Initial Purchasers for such costs, provided that the untrue statement or omission in such Preliminary Offering Memorandum or Offering Memorandum did not relate solely to Initial Purchaser Information (as defined in Section 13 hereof).

(b)           The Issuer will use its reasonable efforts to arrange for qualification or exemption of the Notes for sale under the securities or “Blue Sky” laws of any state that the Initial Purchasers shall reasonably request and shall pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with the qualification or exemption and in connection with the determination of the eligibility of the Notes for investment under the laws of the jurisdictions that the Initial Purchasers may reasonably designate and will continue such qualifications or exemptions in effect in such jurisdictions until the earlier of (x) the date on which Initial Purchasers shall have completed the initial resale of all of the Notes and (y) 90 days after the date of this Agreement, provided that the Issuer will not be required to (i) qualify to do business in any jurisdiction it is not now so qualified, (ii) take any action that would subject it to service of process in suits (other than those suits arising out of the offering or sale of the Notes) in any jurisdiction where it is not now so subject or (iii) subject it to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so subject.

(c)           The Issuer shall, without charge, provide to the Initial Purchasers as many copies of the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum and any amendment thereof or supplement thereto as the Initial Purchasers may reasonably request.

(d)           The Issuer (or any of its “affiliates” as defined in Regulation D under the Act), directly or through any agent, shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that is integrated with the sale of the Notes hereunder in a manner that would cause the exemption afforded by Section 4(2) of the Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes hereunder.

(e)           Neither the Issuer nor any of its Affiliates shall contact or solicit potential investors to purchase any Note, engage any Person to assist in the placement or sale of the Notes or sell any Notes to any Person, in the case of each of the foregoing, other than the Initial Purchasers except as consented to in writing by the Initial Purchasers.

(f)            The Issuer shall cause the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(g)           Neither the Issuer nor any of its Affiliates shall sell or otherwise transfer any Notes that have been acquired by any of them.

(h)           Except with respect to the Notes to be issued on the Closing Date, during the period commencing on the date hereof and ending on the thirtieth (30th) day after the Closing Date, the Issuer shall not issue any U.S. dollar denominated debt securities similar to the Notes which are either placed or syndicated by the Issuer or any of its Affiliates in the international or U.S. capital markets, directly or on their behalf, in any manner which could in the sole judgment of the Initial Purchasers have a detrimental effect on the successful offering, sale or resale of the Notes unless mutually agreed to in writing by the Initial Purchasers and the Issuer.

(i)            During the period of two years after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j)            If the rating assigned to the Notes is dependent upon the delivery to the Rating Agency of the executed Series 2012-1 Transaction Documents, the Issuer shall deliver such documents to the Rating Agency within thirty (30) days after the Closing Date.

(k)           The Issuer agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the Act, while any of the Notes remain outstanding, to make available, upon request, to any Noteholder or prospective purchasers of Notes the information specified in Rule 144A(d)(4) (unless the Issuer is then subject to Section 13 or 15(d) of the 1934 Act).

(l)            Neither the Issuer nor the Manager will take or permit, or cause any of their Affiliates to take, any action whatsoever which would have the effect of requiring the registration under the Act of the offering or sale of the Notes contemplated by the Preliminary Offering Memorandum and the Offering Memorandum.

(m)          So long as any of the Notes are outstanding, the Issuer will furnish to the Initial Purchasers, by first-class mail, as soon as practicable:  (i) copies of all documents required to be distributed to the Noteholders; and (ii) from time to time, such other information concerning the Issuer or the Manager as the Initial Purchasers may reasonably request.

SECTION 7.           Expenses; Fees.  (a)  Each of the Manager and the Issuer jointly and severally agrees to pay all reasonable and documented costs and expenses incident to the purchase and resale of the Notes by the Initial Purchasers and the transactions contemplated by this Agreement and the Series 2012-1 Transaction Documents, whether or not the transactions contemplated herein or therein are consummated or this Agreement is terminated pursuant to Section 12, including all reasonable and documented costs and expenses incident to (i) the preparation, printing, word processing, distribution or other production of documents with respect to such transactions, including any costs in respect of the Series 2012-1 Transaction Documents, the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum and any amendment thereof or supplement thereto, and any “Blue Sky” memorandum, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the reasonable and documented fees and disbursements of counsel, accountants and other consultants, experts and advisors retained by the Initial Purchasers or any of their Affiliates (including, but not limited to the fees, costs and expenses described under Section 7(b) herein) (provided that the fees of counsel to the Initial Purchasers shall not exceed $200,000), (iv) preparation, issuance, transfer and delivery of the Notes, (v) the

Indenture Trustee’s reasonable and documented fees and expenses, including reasonable and documented expenses of counsel retained by the Indenture Trustee, (vi) the qualification of the Notes under state securities and “Blue Sky” laws (including filing fees and fees) to the extent such qualification is required by this Agreement, (vi) reasonable and documented expenses of the Initial Purchasers in connection with any meetings with prospective investors in the Notes, (vii) all reasonable and documented expenses and fees incurred in connection with causing the Notes to be eligible for clearance and settlement through The Depository Trust Company, and (viii) fees charged by S&P for the rating of the Notes.  The Issuer acknowledges that no Initial Purchaser is responsible for any of the fees, costs and expenses contemplated by this subsection.

(b)           Each of the Manager and the Issuer jointly and severally agrees to pay or reimburse, on a timely basis, the Initial Purchasers for all reasonable and documented out of pocket fees, costs and expenses incurred by the Initial Purchasers or third parties selected by the Initial Purchasers (which may include an Affiliate of an Initial Purchaser) in connection with the conduct of a due diligence examination of the Containers and the Related Transferred Assets, and of the activities of the Issuer and any of its Affiliates with respect to the Managed Containers and the Related Assets whether or not the transactions contemplated herein are consummated.  The Issuer agrees that these fees may include reasonable and documented fees and expenses incurred in connection with time spent at the offices of the Issuer, the Manager, or any of their Affiliates and in preparation of reports relating thereto.

(c)           The amounts payable under each clause of this section shall be cumulative and payment of amounts referred to in one clause shall not reduce amounts payable under another clause.

SECTION 8.           Conditions of the Initial Purchasers’ Obligation.  The obligations of each Initial Purchaser to purchase and pay for Notes in an amount equal to the principal amount set forth on Schedule I hereto opposite its name shall, in its sole discretion, be subject to the following conditions:

(a)           The Issuer shall have caused all Uniform Commercial Code financing statements (or documents of similar import) required to perfect the first priority security interest of the Indenture Trustee pursuant to the Indenture in the Collateral and related items, in each case, to be duly filed in the manner required by the laws of each appropriate jurisdiction.

(b)           All corporate and other proceedings in connection with the transactions contemplated hereby and by the Series 2012-1 Transaction Documents and all documents and Notes incident thereto shall be reasonably satisfactory in form and substance to each Initial Purchaser and its counsel, and each Initial Purchaser shall have received any other documents incident to the transactions contemplated hereby and by the Series 2012-1 Transaction Documents that any Initial Purchaser or its counsel shall reasonably request.  Each Initial Purchaser or its counsel shall have received on the Closing Date certified copies of all documents evidencing corporate or other organizational action taken by the Issuer, the Manager and the Indenture Trustee to approve the execution and delivery of this Agreement and the Series 2012-1 Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby.

(c)           Immediately prior to the sale of the Notes to the Initial Purchasers, the Notes shall have been executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, and this Agreement and each of the Series 2012-1 Transaction Documents that are to be executed and delivered on or prior to the Closing Date shall have been executed and delivered.  The Initial Purchasers and the Indenture Trustee shall have received on the Closing Date a fully executed counterpart original and any required conformed copies of all Series 2012-1 Transaction Documents delivered on or prior to the Closing Date, and the Indenture Trustee shall have received the Notes.

(d)           Each Initial Purchaser or its counsel shall have received on the Closing Date signature and incumbency certificates executed by Authorized Signatories of the Issuer and the Indenture Trustee certifying the identities and signatures of those officers who executed each of this Agreement and the other Series 2012-1 Transaction Documents delivered in connection with Series 2012-1 to which the Issuer or the Indenture Trustee, as the case may be, is a party.

(e)           The Notes shall have been rated “A(sf)” by S&P, such rating shall be in full force and effect and the Initial Purchasers shall have received letter(s) from S&P dated on or before the Closing Date to such effect.

(f)            Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the business, properties or operations of the Issuer or the Manager (collectively, a “TAL Person”), (ii) a material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or the establishment of minimum prices on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by any state of the United States or United States authorities, (iv) any material outbreak or material escalation of hostilities, insurrection or armed conflict in which the United States of America is involved, any declaration of war by Congress or any other national or international calamity or emergency that in the sole judgment of the Initial Purchasers makes it impractical or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, or (v) any material adverse change in financial, political or economic conditions that in the sole judgment of the Initial Purchasers makes it impractical or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes.

(g)           On the Closing Date, the Initial Purchasers shall have received opinions, dated the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to their counsel, of (i) Vedder Price P.C., counsel to the Issuer and the Manager, as to (A) perfection of the Indenture Trustee’s interest in the Collateral and other UCC matters, (B) “true sale”, substantive consolidation, (C) corporate, tax and other matters, and (D) securities laws matters; (ii) internal counsel of the Manager as to certain matters relating to the Manager; (iii) counsel to the Indenture Trustee, as to certain matters relating to the Indenture Trustee; and (iv) such opinion letters, if any, as shall be delivered to the Rating Agency with respect to matters not addressed in clauses (i) through (iv) above.  In addition to the matters set forth above, the opinion letter of Vedder Price P.C. shall also include a statement to the effect that, during the preparation of the Offering Memorandum, such counsel has participated in conferences with officers and other representatives of the independent public accountants for the Issuer, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the content of the Offering Memorandum and related matters were discussed.  Based upon such participation but without independent review or verification, and without passing upon, and without assuming responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, no facts have come to such counsel’s attention which leads it to believe that, at the time the Offering Memorandum (except as to financial statements and related notes, structuring assumptions, financial, accounting and other statistical data and supported schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(h)           The Initial Purchasers shall have received a letter from an Independent Accountant dated the date of the Preliminary Offering Memorandum (with respect to the Preliminary Offering Memorandum) and the Closing Date (with respect to the Offering Memorandum), in form and substance satisfactory to each Initial Purchaser and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

(i)            The representations and warranties of the Issuer and the Manager contained in this Agreement and in the Series 2012-1 Transaction Documents to which it is a party shall be true and correct in all material respects as of the date hereof and as of the Closing Date; each of the Issuer and the Manager shall have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under the Series 2012-1 Transaction Documents on or prior to the Closing Date.

(j)            The Initial Purchasers shall have received a certificate of each TAL Person, dated the Closing Date, signed on behalf of each TAL Person (as applicable) by its President or any Vice President and its Chief Financial Officer or if such entity has none, its Treasurer, to the effect that, to the actual knowledge of such person after reasonable inquiry:

(i)            The representations and warranties of such TAL Person contained in this Agreement and in the Series 2012-1 Transaction Documents to which such TAL Person is a party are true and correct in all material respects as of the Closing Date as if made on such date, such TAL Person has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on its respective part to be performed or satisfied hereunder and under the other Series 2012-1 Transaction Documents on or prior to the Closing Date, and since the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of such TAL Person.

(ii)           Except as set forth in the Offering Memorandum, since the date of this Agreement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the business, properties or operations of such TAL Person.

(k)           The Initial Purchasers shall have received confirmation that the Notes have been accepted for clearance of secondary market trading by The Depository Trust Company.

(l)            The Offering Memorandum shall have been printed and an electronic copy distributed to the Initial Purchasers not later than 2:00 p.m., New York time on May 10, 2012, with paper copies distributed to the Initial Purchasers promptly thereafter, but not later than 12:00 p.m. on May 11, 2012.

(m)          The Initial Purchasers shall have received from the Issuer a completed and executed Asset Base Certificate as of the Closing Date, evidencing that no Asset Base Deficiency shall exist on such date (after giving effect to the transactions occurring on the Closing Date pursuant to the Series 2012-1 Transaction Documents).

(n)           The Closing Date shall have occurred.

(o)           This Agreement has not terminated pursuant to Section 12.

The Issuer shall furnish to the Initial Purchasers and the Rating Agency (i) such other agreements, instruments, documents, opinions, certificates, letters and schedules as the Initial Purchasers or their counsel or any Rating Agency or its counsel reasonably may request, and (ii) originals and conformed copies of all opinions, certificates, letters, schedules, agreements, documents and instruments delivered pursuant to this Agreement in the quantities that the Initial Purchasers or the Rating Agencies, as the case may be, may reasonably request.

SECTION 9.           Representations, Warranties and Covenants of the Initial Purchasers.  Each Initial Purchaser represents and warrants and covenants to the Issuer that:

(a)           Such Initial Purchaser is an Institutional Accredited Investor.

(b)           Such Initial Purchaser acknowledges that the Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act.  Such Initial Purchaser represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes only (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A or to Institutional Accredited Investors pursuant to an exemption from the registration requirements of the Act.  Accordingly, neither such Initial Purchaser nor its Affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Initial Purchaser, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, Rule 144A and will otherwise only offer and sell the Notes pursuant to an exemption from the registration requirements of the Act.  Such Initial Purchaser will not offer or sell, and has not offered or sold any Notes except (x) within the United States to persons reasonably believed by it to be (i) Qualified Institutional Buyers in reliance on the exemption from registration provided by Rule 144A or (ii) Institutional Accredited Investors that deliver a Purchaser Letter in the form of Annex A to the Offering Memorandum and (y) to certain non-U.S. persons outside the United States within the meaning of, and in compliance with, Regulation S.  Such Initial Purchaser agrees that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice (which notice may be contained in the Preliminary Offering Memorandum) to substantially the following effect:

“The Series 2012-1 Notes are being transferred to the purchaser in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that, if in the future the purchaser decides to resell, pledge or otherwise transfer any Series 2012-1 Notes, such Series 2012-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (i) in a transaction meeting the requirements of Rule 144A, to a person that the transferor reasonably believes is a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144 A, (ii) (a) to a person that is an Institutional Accredited Investor, is taking delivery of such Note in an amount of at least $250,000 (or, if greater, the U.S. dollar equivalent of 50,000 Euros) and delivers a Purchaser Letter in the form of Annex A to the Offering Memorandum to the Indenture Trustee, or (b) to a person that is taking delivery of such Note pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an opinion of counsel addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer, or (iii) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.

(c)           Such Initial Purchaser agrees that it and each of its Affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Such Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(d)           Such Initial Purchaser has not engaged in any form of general solicitation or general advertising in connection with the offering or sale of the Notes (as those terms are used in Regulation D under the Act).

(e)           Such Initial Purchaser is not acquiring the Notes with the assets of an employee benefit plan within the meaning of the ERISA or a plan as defined in Section 4975 of the Code.

(f)            The acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

(g)           Such Initial Purchaser will not offer or sell any Note except on the terms contemplated by the Offering Memorandum and in accordance with all Applicable Laws.

(h)           Such Initial Purchaser agrees that it and each of its Affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for any such arrangements with the other Initial Purchasers or Affiliates of the other Initial Purchasers or with the prior written consent of the Issuer.

(i)            Such Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

SECTION 10.         Indemnification and Contribution.  (a) Each of the Manager and the Issuer will jointly and severally indemnify and hold harmless each Initial Purchaser, its Affiliates, directors, officers, employees, agents, representatives and the Person who controls (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act) such Initial Purchaser (collectively the “Initial Purchaser Indemnitees”) against any losses, claims, damages or other liabilities, costs and expenses (any losses, claims, damages, liabilities, costs and expenses being referred to collectively as “Losses” and individually as a “Loss”) to which any Initial Purchaser Indemnitee may become subject, insofar as any Losses (or claims, actions, suits or proceedings in respect thereof) relate to, arise out of or are based upon:

(i)            any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing, or

(ii)           the omission or alleged omission to state, in the Additional Disclosure Documents, the Preliminary Offering Memorandum, the Offering Memorandum or any amendment of or supplement to any of the foregoing, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case shall reimburse, as incurred, each Initial Purchaser Indemnitee for any legal or other out-of-pocket fees, charges or expenses, in each case, reasonably incurred by any Initial Purchaser Indemnitee in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any Loss, litigation, claim, suit, proceeding or action, whether commenced or threatened (any such litigation, claims, suits, proceedings, and actions being referred to collectively as “Proceedings” and individually as a “Proceeding”); provided, however, that neither the Issuer nor the Manager shall be liable in any case under this Section 10 to the extent that any Loss (or claims, actions, suits or proceedings in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement in, or omission or alleged omission from, the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto that, in the case of each of the foregoing, is made in reliance upon and in conformity with the Initial Purchaser Information (as such term is defined in Section 13(a)); provided, further, however, that the foregoing indemnity agreement with respect to any Loss (or claims, actions, suits or proceedings in respect thereof) shall not inure to the benefit of the Initial Purchaser Indemnitee with respect to any Loss (or claims, actions, suits or proceedings in respect thereof) arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum or any amendment of or supplement to any of the foregoing, or (y) the omission or alleged omission to state in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum or any amendment of or supplement to any of the foregoing, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if: (1) the Issuer furnished sufficient copies of the Offering Memorandum or any amendment thereof or supplement thereto on a timely basis to permit delivery of the Offering Memorandum or any amendment thereof or supplement thereto to all Persons purchasing notes from the Initial Purchasers in the initial resale of such notes (such Persons “Initial Resale Purchasers”) at or prior to the written confirmation of the sale of the Notes to such Person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Notes in the initial resale from the Initial Purchasers and a copy of the Offering Memorandum or any amendment thereof or supplement thereto was not sent or given by or on behalf of the Initial Purchasers to such Initial Resale Purchaser; and (3) the Offering Memorandum or such amendment thereof or supplement thereto would have cured the defect giving rise to such Loss (or claims, actions, suits or proceedings in respect thereof).

(b)           Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless each of the Issuer, the Manager, their respective directors, officers, employees, agents and representatives and each Person, if any, who controls (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act) the Issuer or the Manager against any reasonable and documented Losses to which the Issuer, the Manager or any other such indemnified party may become subject, insofar as the Losses (or actions in respect thereof) arise out of or are based upon:

(i)            any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum or any amendment of or supplement to any of the foregoing to the extent, but only to the extent, that the untrue statement or alleged untrue statement was made in reliance upon and in conformity with the Initial Purchaser Information provided by the Initial Purchasers, or

(ii)           the omission or alleged omission to state in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum or any amendment of or supplement to any of the foregoing, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that the omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser Information provided by the Initial Purchasers, and in each case shall reimburse, as incurred, each indemnified party for any legal or other out-of-pocket fees, charges or expenses, in each case, reasonably incurred by such indemnified party in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any Loss or Proceeding, whether commenced or threatened.

(c)           Notwithstanding any other provision of this Agreement, each Initial Purchaser’s indemnification obligations shall be limited in amount to the aggregate of total compensation received by it in connection with its duties as an Initial Purchaser of the Notes, excluding any amounts received by such Initial Purchaser pursuant to subsection (a) of this Section 10.

(d)           Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any Proceeding for which an indemnified party is entitled to indemnification under this Section 10, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it from any liability under subsection (a) or (b) of this Section 10 (as applicable) unless and except to the extent that the failure to notify results in the forfeiture by the indemnifying party of substantial rights and defenses. If any Proceeding is brought that involves any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party after receiving the aforesaid notice from such indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable and documented costs of investigation.  Notwithstanding the foregoing, in no event shall an indemnifying party, in connection with any one such Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, together with any necessary local counsel.  If the indemnifying party assumes the defense of any Proceeding, the indemnified party shall have the right to employ separate counsel therein, and to participate in the defense thereof, but the fees and expenses of its counsel shall be borne exclusively by the indemnified party without any right or entitlement to reimbursement by an indemnifying party except as otherwise provided in the preceding sentence and in the preceding paragraph.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)           In circumstances in which the indemnity agreement provided for in the preceding subsections is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses or Proceedings, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by the indemnified party as a result of Losses or Proceedings in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by Applicable Law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in Losses or Proceedings.  It is the parties’ intention that, to the maximum extent permitted by Applicable Law, (A) the relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) of the Notes bear to the total compensation received by the Initial Purchasers with respect to the offering, and (B) the relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or the Initial Purchasers on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

The Issuer and the Initial Purchasers agree that it would not be equitable if the amount of contribution pursuant to this section were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the preceding paragraph.  Notwithstanding any other provision of this Agreement, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total compensation received by them in connection with their duties as Initial Purchasers of the Notes, less the aggregate amount of any damages that they otherwise have been required to pay by reason of the untrue or alleged untrue statements, or the omissions or alleged omissions to state, a material fact.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection, each Affiliate, director, officer, employee, agent and representative of an Initial Purchaser and the Person who controls an Initial Purchaser (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act) shall have the same rights to contribution as such Initial Purchaser, and each Affiliate, director, officer, employee, agent and representative of the Issuer and each Person who controls the Issuer (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), shall have the same rights to contribution as the Issuer.

SECTION 11.         Survival; Scope of Liability.  The respective representations (as of the date made), warranties (as of the date made), agreements, covenants, indemnities and other statements of the Issuer, the Initial Purchasers and their respective officers set forth in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Issuer or the Initial Purchasers or any of their respective officers or directors, or any controlling Person referred to in Section 10 and (b) delivery of and payment for the Notes or resale thereof. The respective agreements, covenants, indemnities and other statements set forth in this Section 11 and in Sections 7, 10, 14, 15, 17, 18, 19, 20, 21, 22, 23, and 25 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

SECTION 12.         Termination.  This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuer given on or prior to the Closing Date in the event that (A) any TAL Person shall have, in any material respect, failed, refused or been unable to perform, all obligations on its part to be performed hereunder at or prior thereto or (B) if, on or prior to the Closing Date, there shall have occurred any of the events or conditions set forth in Section 8(f) hereof.

Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except that the Initial Purchasers shall be entitled to any fees, costs and expenses payable, in each case in accordance with Section 7.

SECTION 13.         Supplied Information.  The Issuer acknowledges and agrees that the information described in Schedule II hereto constitutes the only information furnished by the Initial Purchasers to the Issuer for purposes of inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement of or to any of the foregoing. “Initial Purchaser Information” means the information described in Schedule II hereto, but only to the extent that such information relates to the respective Initial Purchaser.

SECTION 14.         Notices.  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing and either delivered by hand, by mail or by facsimile, and any notice shall be effective when received at the address or facsimile number (as applicable) specified below:

If to the Issuer:

TAL Advantage IV LLC

100 Manhattanville Road

Purchase, New York 10577-2135

Attn: Jeffrey Casucci

Email: jeffrey.casucci@talinternational.com

With a copy to:

TAL International Container Corporation

100 Manhattanville Road

Purchase, New York 10577-2135

Attn: Jeffrey Casucci, Vice President and Treasurer

Facsimile Number: 914 697 2526

If to the Manager:	TAL International Container Corporation 100 Manhattanville Road Purchase, New York 10577-2135 Attn: Jeffrey Casucci, Vice President and Treasurer Facsimile Number: 914 697 2526

If to MLPFS:	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park, 11th Floor

New York, NY 10036 Attention: Branden Avishar Facsimile Number: (704) 719-5461

If to WFS:

Wells Fargo Securities, LLC

301 South College Street, D1053-082

Charlotte, North Carolina 28288-0610

Attention: Jessica Gray

Facsimile Number: (704) 383-4012

Telephone Number: (704) 383-9317

with a copy to:

Wells Fargo Securities, LLC

301 South College Street, D1053-082

Charlotte, North Carolina 28288-0610

Attention: Jerri Kallam

Facsimile Number: (704) 715-0106

Telephone Number: (704) 715-1873

If to NSI:	Nomura Securities International, Inc. 2 World Financial Center, Bldg B New York, NY 10281 Attention: Jack Kattan Facsimile Number: (646) 587-9508 Telephone Number: (212) 667-9092

If to STRH:	SunTrust Robinson Humphrey, Inc. 303 Peachtree Street, NE 24th Floor Atlanta, Georgia 30308 Attention: Michael Peden Fax: 404-813-0000 Phone: 404-813-5006

If to RBC:	RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street, 8th Floor New York, NY 10291 Attention: Joseph Lau Facsimile Number: (212) 658-6137 Telephone Number: (212) 548-3156

If to RBS:	RBS Securities Inc. RBS Legal Department 600 Washington Blvd. Stamford, Connecticut 06901

Fax: (203) 873-4670 Phone: (203) 897-6087

or at such other address or facsimile number as any party may designate from time to time by notice duly given to the other parties in accordance with the terms of this section.

SECTION 15.         Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Manager and their respective successors and legal representatives.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and the controlling Persons, Affiliates, directors, officers, employees, agents and representatives referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and such controlling Persons, Affiliates, directors, officers, employees, agents and representatives and their heirs and legal representatives, and for the benefit of no other Person.  No purchaser of a Note or a beneficial interest in a Note from the Initial Purchasers shall be deemed a successor because of such purchase.

SECTION 16.         Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts (which may include facsimile), each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

SECTION 17.         Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 18.         Submission to Jurisdiction.  EACH PARTY HERETO HEREBY (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE COUNTY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES

HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 19.         Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 20.         Negotiations.  This Agreement and the other Series 2012-1 Transaction Documents are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Series 2012-1 Transaction Documents shall not be construed against the Initial Purchasers merely because of the Initial Purchasers’ involvement in the preparation of this Agreement and the other Series 2012-1 Transaction Documents.

SECTION 21.         Amendments, Etc.  This Agreement may be amended, restated or otherwise modified or waived at any time but only upon the written consent of each of the parties hereto.

SECTION 22.         Severability of Provisions.  If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

SECTION 23.         No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and are not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 24.         Integration.  This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement between or among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

SECTION 25.         Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, each Initial Purchaser agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any proceeding of the type referred to in the definition of “Bankruptcy Event” against or with respect to the Issuer or so long as any Notes issued by the Issuer shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been Outstanding and all other obligations of the Issuer under the Series 2012-1 Transaction Documents have been paid in full.  The foregoing shall not limit the right of any such Person to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against Issuer by any Person other than the Initial Purchasers.  In addition, each Initial Purchaser agrees that all amounts owed to it by Issuer shall be payable solely from amounts that become available for such payment pursuant to the Series 2012-1 Transaction Documents, and no such amounts shall constitute a claim against Issuer to the extent that they are in excess of the amounts available for their payment.

“Bankruptcy Event” means, for any Person, any of the following events:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or any order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

SECTION 26.         USA Patriot Act.  Each of the Issuer and the Manager acknowledges that the Initial Purchasers are required by U.S. Federal law, in an effort to help fight the funding of terrorism and money laundering activities, to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution.

SECTION 27.         Titles.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is hereby designated as Structuring Agent and Joint Bookrunner.  Each of Wells Fargo Securities, LLC and Nomura Securities International, Inc. is hereby designated as a Joint Bookrunner.  Each of SunTrust Robinson Humphrey, Inc., RBC Capital Markets, LLC and RBS Securities Inc. is hereby designated as a Co-Manager.

[Signature page follows.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Issuer and the Initial Purchasers.

Very truly yours,

TAL ADVANTAGE IV LLC

By:	TAL International Container Corporation,
its manager

By:

Name:

Title:

NPA Series 2012-1

TAL INTERNATIONAL CONTAINER CORPORATION

By:

Name:

Title:

NPA Series 2012-1

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as an Initial Purchaser

By:
Authorized Signatory

Name:

Title:

WELLS FARGO SECURITIES, LLC,
as an Initial Purchaser

By:
Authorized Signatory

Name:

Title:

NOMURA SECURITIES INTERNATIONAL, INC.,
as an Initial Purchaser

By:
Authorized Signatory

Name:

Title:

NPA Series 2012-1

SUNTRUST ROBINSON HUMPHREY, INC., as an Initial Purchaser

By:
Authorized Signatory

Name:

Title:

RBC CAPITAL MARKETS, LLC,
as an Initial Purchaser

By:
Authorized Signatory

Name:

Title:

RBS SECURITIES INC.,
as an Initial Purchaser

By:
Authorized Signatory

Name:

Title:

NPA Series 2012-1

SCHEDULE I

to Note Purchase Agreement (Series 2012-1)

Initial Purchaser	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$125,001,000
Wells Fargo Securities, LLC	$75,000,000
Nomura Securities International, Inc.	$25,000,000
SunTrust Robinson Humphrey, Inc.	$8,333,000
RBC Capital Markets, LLC	$8,333,000
RBS Securities Inc.	$8,333,000

SCHEDULE II

to Note Purchase Agreement (Series 2012-1)

The information contained in the first, second, fifth, eighth, tenth, eleventh and twelfth paragraphs and the third and fourth sentences of the seventh paragraph under the heading “PLAN OF DISTRIBUTION” and the information contained under the heading “GENERAL INFORMATION” in the Offering Memorandum.

EXHIBIT A

to Note Purchase Agreement (Series 2012-1)

LIST OF INVESTOR CASH FLOW REPORTS

May 9, 2012: Investor cash flow run provided to Vanguard